Exhibit 10.51

WAIVER AGREEMENT

AND SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS WAIVER AGREEMENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (the “Agreement”) is made and entered into as of this 30th day of November, 2008 (the “Effective Date”), by and among AVÍCOLA PILGRIM’S PRIDE DE MÉXICO, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of the United Mexican States (the “Borrower”), PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Parent”), THE SUBSIDIARIES OF THE BORROWER PARTY HERETO, as Guarantors, the several banks and other financial institutions parties hereto which constitute Majority Lenders, and ING CAPITAL LLC, as lead arranger and as administrative agent for the Lenders.

RECITALS

A. Borrower, Guarantors, Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of September 25, 2006 (as amended, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which Lenders agreed to make loans to Borrower from time to time subject to the terms and conditions set forth therein.  Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

B. Borrower has advised the Administrative Agent and the Lenders that (i) Parent has determined to file a case (the “Bankruptcy Filing”) under Title 11 of the United States Code with a U.S. Bankruptcy Court (the “Bankruptcy Court”), and if such Bankruptcy Filing occurs, an Event of Default will occur under Section 7.1(g) of the Credit Agreement (the “Bankruptcy Event”), and (ii) Parent has defaulted as of the date hereof, or will default during the Bankruptcy Filing, in the payment of principal or interest, beyond the applicable period of grace, with respect to Indebtedness of the Parent in an aggregate principal amount greater than US$20,000,000, and if such payment default occurs, an Event of Default will occur under Section 7.1(f) of Credit Agreement (the “Payment Event”; the Payment Event, and the Bankruptcy Event shall be collectively referred to hereinafter as the “Credit Events”).

C. As a result of the occurrence of the Credit Events, Lenders would have no obligation to make additional Revolving Loans under the Credit Agreement, and Administrative Agent would have the full legal right to exercise its rights and remedies under the Credit Agreement and the Loan Documents.  Such rights and remedies include, but are not limited to, the right to accelerate the Obligations and the right to exercise its remedies under the Collateral Documents.

D. Borrower has requested the Administrative Agent and Majority Lenders, for the Waiver Period (defined below), to continue to make Loans (if available) and waive any Events of Default arising from the Credits Events.

E. Administrative Agent and Majority Lenders are willing, for the Waiver Period (defined below), to continue to make certain Loans (if available) to Borrower and to waive any Events of Default arising from the Credit Events, subject to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the Recitals and of the mutual promises and covenants contained herein, Administrative Agent, Majority Lenders and Borrower agree as follows:

1. Waiver.  During the period commencing on the date of a Bankruptcy Filing and ending on the earlier of the Waiver Termination Date (defined below) and the date that any Waiver Default (defined below) occurs (the “Waiver Period”), and subject to the other terms and conditions of this Agreement, Administrative Agent and Majority Lenders agree that they hereby waive any Default or Event of Default arising under the Credit Agreement and the Loan Documents by reason of the Credit Events and agree that they will waive their rights and remedies that arise upon the occurrence of a Default or an Event of Default under the Credit Agreement and the Loan Documents by reason of the Credit Events (the “Waiver”), including, without limitation, waiving the right to (a) initiate judicial proceedings for the collection of the Obligations, (b) initiate any judicial enforcement action for the repossession and sale of the collateral as set forth in the Loan Documents or (c) apply default interest to the Obligations in accordance with Section 2.5(e) of the Credit Agreement.  Upon the expiration or termination of the Waiver Period, the Waiver shall automatically terminate and Administrative Agent and the Lenders shall be entitled to exercise any and all of their rights and remedies under this Agreement, the Credit Agreement and/or the Loan Documents without further notice, subject to the terms of the Loan Documents.  Borrower agrees that neither Administrative Agent nor any Lender shall have any obligation to extend the Waiver Period.  “Waiver Termination Date” shall mean the date that Parent exits any Insolvency Proceeding.

2. Amendments to Credit Agreement.  To induce Administrative Agent and the Lenders to enter into this Agreement, and as separately bargained-for consideration, each of Borrower and the Guarantors agree to the following amendments to the Credit Agreement:

(a) Amendment to Definitions.

(i) The definitions of “Applicable Margin”, “Change of Control”, “Eligible Assignee”, “Loan Documents,” “Material Adverse Effect,” “Pledge Agreement”  and “Pledgors” contained in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Applicable Margin” shall mean:

(i)           prior to the Parent Exit, the percentage set forth below for the applicable type of Loan:

Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Applicable Margin for Peso Revolving Loans
6.0%	4.0%	5.8%
 (ii)           from and after the Parent Exit, the Applicable Margin for each of the LIBOR Loans and the Base Rate Loans shall be 0.375% higher than the highest applicable interest rate margin (in a pricing grid or otherwise) under the Replacement Loan Facility and the Applicable Margin for Peso Revolving Loans shall be 0.20% less than the Applicable Margin for LIBOR Loans hereunder.

“Change of Control” shall mean such time as:

(a)           any merger or consolidation of Borrower with or into any other Person or the merger of another Person into the Borrower with the effect that immediately after such transaction the Person or Persons who held Voting Stock in Borrower immediately prior to such transaction shall hold less than 100% of the total voting power of the Voting Stock generally entitled to vote in the election of directors, managers or trustees of the Person surviving such merger or consolidation; or

(b)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) is consummated with respect to all or substantially all of the assets of the Borrower to any Person or group of Persons (other than in compliance with the provisions hereof); or

(c)           Parent or its Subsidiaries shall cease to own, directly or indirectly, all of the Voting Stock of Borrower; or

(d)           any liquidation or dissolution of Borrower; or

(e)           after the Parent Exit, any “Change of Control” (as such term, or similar term, is defined in the Replacement Loan Facility) shall occur;

provided that, notwithstanding anything to the contrary contained herein, no Change of Control shall be deemed to have occurred as a result of any action permitted by Sections 6.10 (other than Section 6.10(d) and 6.10(e)) and 6.11, so long as, the Parent and/or a Subsidiary of the Parent shall own all of the Voting Stock of the Borrower.

“Eligible Assignee” shall mean, with respect to any assignments by the Lenders, (a) a Mexican Financial Institution, or (b) unless such registration with Hacienda no longer enables them to have a reduced withholding tax:  (i) a financial institution registered with Hacienda for purposes of Section I of Article 195 or Section II of Article 196 of the Mexican Income Tax Law (or any successor or replacement thereof), or (ii) a Person so registered with Hacienda that is primarily engaged in the business of commercial banking and that is:  (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary or (C) a Person of which a Lender is a Subsidiary.  In any event, an Eligible Assignee shall be headquartered in Mexico or a country that has a treaty with Mexico that limits withholding in Mexico for financial institutions registered with Hacienda to a rate no greater than 4.9%.

“Loan Documents” shall mean the collective reference to this Agreement, the Notes, the Collateral Documents, any Lender Hedging Agreements, and any other agreements, documents and instruments executed and delivered in connection with the transactions contemplated hereby and thereby.

“Material Adverse Effect” shall mean any of (a) a material adverse change in, or a material adverse effect upon the condition (financial or otherwise), business, properties, or results of operations of (i) the Borrower and its Subsidiaries who are Loan Parties, taken as a whole, or (ii) Parent and its Subsidiaries, taken as a whole, (b) a material adverse change in the ability of (i) the Borrower and the Loan Parties, taken as a whole or (ii) the Loan Parties, taken as a whole, to fulfill any of their obligations under this Agreement or any of the other Loan Documents or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document (other than the Parent Guaranty) or the rights or remedies of the Administrative Agent or the Lenders thereunder; provided, however, that the existence of the Credit Events shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect under clauses (a) or (b) of this definition.”

“Pledge Agreement” shall mean, collectively, those certain Pledge Agreements by each of Parent, Borrower and Pledgors in favor of Administrative Agent, as the same may be amended, restated or otherwise modified from time to time, over the equity interests representing the equity capital of all Guarantors (other than Parent).

“Pledgors” shall mean each of (i) POPPSA 4, LLC, (ii) POPPSA 3, LLC, (iii) Pilgrim’s Pride, S. de R.L. de C.V., (iv) Incubadora Hidalgo, S. de R.L. de C.V., (iv) Grupo Pilgrim´s Pride Funding Holdings, S de R.L. de C.V., (vi) Carnes y Productos Avícolas de México, S de R.L. de C.V., (vii) Borrower and (viii) any Successor Person to a Pledgor that becomes bound by a Pledge Agreement pursuant to Section 5.12.

(ii) The definition of “Permitted Liens” shall be amended by the addition of a new subsection (p) as follows:

“(p)           any liens securing the Obligations.”

(iii) The following definitions are added to Section 1.1 of the Credit Agreement in their proper alphabetical order to read as follows:

“Bankruptcy Filing” shall have the meaning set forth in the Second Amendment.

“Credit Events” shall have the meaning set forth in the Second Amendment.

“Collateral Document” shall mean, collectively, the Pledge Agreement, Security Agreement, Mortgage, and any other agreements, documents and instruments which secure the Obligations.

“DIP Loan Agreement” shall mean that certain Post-Petition Credit Agreement, dated on or about December 1, 2008, by and among Parent, various Subsidiaries of Parent, Bank of Montreal as Agent and various lenders, as such agreement may be amended, modified, supplemented or restated from time to time.

“Gallina” shall mean Gallina Pesada S.A. de C.V.

“Mortgage” shall mean, collectively, the Mortgage Agreements executed by Borrower or any Guarantor in favor of Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Parent Exit” shall mean when Parent is no longer in an Insolvency Proceeding as a result of the Bankruptcy Filing (including, without limitation, as a result of any dismissal of or emergence from such proceeding).

“Prepayment Event” shall mean (a) any Asset Sale described in Sections 6.10(c), 6.10(d)(iii) or 6.10(g), (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of, any property or asset of the Borrower or any Subsidiary, (c) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness not permitted under Section 6.8, or (d) receipt of cash equity by Borrower or any of its Subsidiaries from any Peron other than Borrower and its Subsidiaries who are Loan Parties.

“Replacement Loan Facility” shall mean any credit agreement pursuant to which any Indebtedness of the Parent is issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Indebtedness owing under the DIP Loan Agreement.

“Reporting Date” means, with respect to any, month the date occurring the number of days after the last day of such month set forth below opposite such month:

Month	Number of days after the last day of the month
October	60
November	30
December	45
January	45
February	30
March	45
April	45
May	30
June	45
July	45
August	30
September	90

“Second Amendment” shall mean that certain Wavier Agreement and Second Amendment to Credit Agreement dated November 30, 2008 by and among Borrower, Parent, Administrative Agent and Majority Lenders.

“Security Agreement” shall mean, collectively, (i) those certain Pledge Agreements Without the Transfer of Possession executed and delivered by Borrower or any Guarantor (organized under the laws of Mexico) in favor of Administrative Agent, as the same may be amended, restated or otherwise modified from time to time and (ii) the Security Agreement executed and delivered by POPPSA 3, LLC, POPPSA 4, LLC, and Pilgrim’s Pride, LLC, in favor of Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Waiver Period” shall have the meaning set forth in the Second Amendment.

(b) Amendment to Section 2.3.  Section 2.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Section 2.3                                Repayment.  The principal of the Revolving Loans of each Lender shall be payable in full on the Final Maturity Date.”

(c) Amendment to Section 2.4(b).  Section 2.4(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b)                 Mandatory Prepayments.

(i)           If on any date the Borrower or any of the Subsidiary Loan Parties shall receive Net Cash Proceeds from any Prepayment Event described in clause (a) of the definition thereof, the Borrower shall make a prepayment of the Revolving Loans in an aggregate amount equal to 100% of such Net Cash Proceeds received by the Borrower and the Subsidiary Loan Parties in excess of US$2,500,000 (“$2,500,000 Threshold”) during any fiscal year in accordance with this Section 2.4(b) within five (5) Business Days of receipt of such Net Cash Proceeds and the Revolving Loan Commitment shall be permanently reduced by an amount equal to such Net Cash Proceeds in excess of US$2,500,000; provided that, after the $2,500,000 Threshold has been reached, there shall be no prepayment or Revolving Loan Commitment reduction requirement for any Prepayment Event described in this Section 2.4(b)(i) if the Net Cash Proceeds resulting therefrom are less than $200,000; provided further that, the Borrower shall not be required to prepay the Revolving Loans as a result of an Asset Sale permitted under Section 6.10(c), if, with respect to any Net Cash Proceeds received by the Borrower and the Subsidiary Loan Parties from such Asset Sale, (x) the Borrower or one of the Subsidiary Loan Parties uses such Net Cash Proceeds to replace the affected property or asset, (y) the Borrower or a Subsidiary Loan Party enters into a contract for such replacement within 120 days of the Prepayment Event, and (z) such repair or replacement is effected within 360 days of the Prepayment Event.

(ii)           If on any date the Borrower or any of the Subsidiary Loan Parties shall receive Net Cash Proceeds from any Prepayment Event described in clause (b) of the definition thereof, the Borrower shall make a prepayment of the Revolving Loans in an aggregate amount equal to 100% of such Net Cash Proceeds received by Borrower in excess of US$500,000 during any fiscal year which shall be applied to prepay the Revolving Loans in accordance with this Section 2.4(b) within five (5) Business Days; provided that the Borrower shall not be required to prepay the Revolving Loans as a result of such Prepayment Event, if, with respect to any Net Cash Proceeds received by the Borrower and the Subsidiary Loan Parties from such Prepayment Events, (x) the Borrower or one of the Subsidiary Loan Parties uses such Net Cash Proceeds to repair or replace the affected property or asset, (y) the Borrower or a Subsidiary Loan Party enters into a contract for such repair or replacement within 120 days of the Prepayment Event, and (z) such repair or replacement is effected within 360 days of the Prepayment Event, and if such repair or replacement is not so contracted for or effected at the end of such 120 or 360 day period, as applicable, such Net Cash Proceeds shall be applied within five (5) Business Days of the end of such period to prepay the Revolving Loans in accordance with this Section 2.4(b) and the Revolving Loan Commitment shall be permanently reduced by an amount equal to such Net Cash Proceeds in excess of US$500,000.

(iii)           If on any date the Borrower shall receive Net Cash Proceeds from any Prepayment Event described in clause (c) or (d) of the definition thereof, the Borrower shall make a prepayment of the Revolving Loans in an aggregate amount equal to 100% of such Net Cash Proceeds received by Borrower which shall be applied to prepay the Revolving Loans in accordance with this Section 2.4(b) within five (5) Business Days and permanently reduce the Revolving Loan Commitment.

(iv)           Amounts to be applied in connection with prepayments made pursuant to clauses (i)-(iii) of this Section 2.4(b) shall be applied to prepay the Revolving Loans, on a pro rata basis.

(v)           Pending the final application of any such Net Cash Proceeds in accordance with this Section 2.4, the Borrower and its Subsidiaries may temporarily invest such Net Cash Proceeds in any manner that is not prohibited by this Agreement.”

(d) Amendment to Sections 2.12(e) and (g).  Sections 2.12(e) and (g) of the Credit Agreement are hereby amended in their entirety to read as follows:

“(e)           If the Borrower is required to pay any amount to any Person pursuant to either paragraph (b) or (c) in an amount greater than would otherwise be applicable if such Person is registered with the Hacienda, then such Person shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or other relevant office so as to eliminate any such additional payment by the Borrower that may thereafter accrue, if such change (in the sole judgment of such Person) is not otherwise disadvantageous to such Person and shall cooperate with the Borrower to recover any contested amount.

(g)           The Lender shall promptly reimburse to the Borrower an amount in Dollars equal to the amount, if any, of any Taxes, Other Taxes or Further Taxes deducted or withheld by the Borrower hereunder and actually used by the Lender to offset its tax liabilities in the United States of America or any other jurisdiction.  On July 1 of each calendar year, each Lender will give notice to the Borrower regarding the amount, if any, of the tax credit obtained by the Lender for the prior calendar year pursuant to the above, and the Lender will advance the corresponding Dollar amount to the Borrower, if any, within ten Business Days following the date of such notice.  The Borrower’s indemnification and reimbursement rights and the Lender’s reimbursement obligations under this Section 2.12 shall survive the termination of this Agreement until six months after all of the Lenders’ tax returns for the years during which the Agreement was in existence are originally filed with the U.S. Internal Revenue Service or the applicable Governmental Authority in any other jurisdiction.”

(e) Amendment to Section 4.20.  During the Waiver Period, Section 4.20 of the Credit Agreement is hereby amended by deleting each reference to the words “Loan Party” and substituting in lieu therefor the words “Loan Party (other than the Parent)”.

(f) Amendment to Section 4.23.  Section 4.23 of the Credit Agreement is hereby amended by deleting the phrase “subject to Section 2.4(b)(viii),” therefrom.

(g) Amendment to Section 5.2(b).  Section 5.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b)           as soon as available but in no event later than the applicable Reporting Date for each calendar month, a copy of the consolidated balance sheet of Borrower and its Subsidiaries and of Parent and its Subsidiaries and the consolidated statements of income and cash flows of the Borrower and its Subsidiaries and of Parent and its Subsidiaries for the month and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower (but not necessarily in accordance with GAAP) and certified by their Responsible Officers;”

(h) Amendment to Section 6.2(b).  Section 6.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make non-cash dividends to the holders of its Equity Interests solely in Equity Interests of the Borrower or options, warrants and other rights to purchase Equity Interests of Borrower;”

(i) Amendment to Section 6.10.  Section 6.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Section 6.10                                Limitation on Asset Sales.  Consummate any Asset Sale, except:

(a)           sales or other dispositions of inventory, receivables and other current assets, in the ordinary course of business;

(b)           sales or other dispositions of Temporary Cash Investments if the Net Cash Proceeds thereof are delivered to Borrower or its Subsidiaries;

(c)           sales, transfers, assignments or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Borrower or its Subsidiaries if the Net Cash Proceeds thereof are delivered to Borrower or its Subsidiaries;

(d)           sales, transfers or other dispositions: (i) from any Loan Party to a Loan Party that is party to a Security Agreement; (ii) from any Loan Party to a Loan Party in the ordinary course of business in accordance with past practice; and (iii) to any Person in an amount not to exceed $10,000,000 in the aggregate, in any fiscal year for all such sales, transfers or other dispositions (excluding sales, transfers or other dispositions permitted under (i) or (ii) above);

(e)           an issuance of Equity Interests by the Borrower or any of the Borrower’s Subsidiaries to one or more of the Loan Parties;

(f)           the sale, lease or other disposition of any assets or rights to the extent constituting a Restricted Payment permitted by Section 6.2 or an Investment that is permitted by Section 6.3 hereof; and

(g)           sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that (i) the consideration received by the Borrower or such Subsidiary is at least equal to the fair market value of the assets sold or disposed of, (ii) at least 80% of the consideration received consists of cash or Temporary Cash Investments, and (iii) the Net Cash Proceeds of such Asset Sale are applied to the extent required by Section 2.4(b).

After giving effect to any merger, sales, transfers, or other dispositions permitted by Section 6.10(d)(i) or (ii) or 6.11(a) or (b), Comercializadora de Carnes de México, S. de R.L. de C.V., Pilgrim’s Pride, S. de R.L. de C.V., Inmobliaria Avicola Pilgrim’s Pride, S. de R.L. de C.V., and Incubadora Hidalgo, S. de R.L. de C.V. must continue to have a book value of “customer” accounts receivable, inventory and equipment (including autos and trucks) of at least P$1,467,244,992.05 as determined in accordance with Mexican GAAP (on an aggregate basis) (all without giving effect to any depreciation) (the “Initial Minimum Collateral Amount”); provided that the Initial Minimum Collateral Amount shall be reduced from time to time as a result of reductions in the amount of the Revolving Loan Commitment (as so reduced, the “Adjusted Minimum Collateral Amount”).  The Adjusted Minimum Collateral Amount in effect from time to time shall be an amount equal to (i) the Initial Minimum Collateral Amount less (ii) an amount equal to 90% of the difference between (A) Initial Minimum Collateral Amount and (B) the product of (x) the Initial Minimum Collateral Amount times (y) the Peso amount of the then-current reduced Revolving Loan Commitment divided by P$557,415,000.”

(j) Indenture.  Section 6.15 of the Credit Agreement is hereby deleted.

(k) Defaults.  Section 7.1(j) of the Credit Agreement is amended and restated as follows:

“(j) a Change of Control or Material Adverse Effect shall occur; or”

(l) Amendment to Guarantor List.  Schedule 1.1(b) of the Credit Agreement shall be and hereby is amended and restated and replaced in its entirety with Schedule 1.1(b) attached hereto.

3. Covenants of Borrower.  Borrower and Guarantors covenant and agree until such time as all of the Obligations have been paid in full in cash and all Commitments have been terminated:

(a) No Commencement of Proceeding. Borrower and Guarantors (other than Parent) will not (i) file any petition for an order for relief under the Bankruptcy Code, (ii) make an assignment for the benefit of creditors, (iii) make any offer or agreement of settlement, extension or compromise to or with Borrower’s and Guarantors’ (other than Parent’s) unsecured creditors generally or (iv) suffer the appointment of a receiver, trustee, custodian or similar fiduciary.

(b) Compliance with Credit Agreement, Collateral Documents and Loan Documents.  Each of Borrower and Guarantors will continue to comply with all covenants and other obligations under this Agreement, the Credit Agreement and the Loan Documents, subject to the applicable cure or grace periods, if any, provided therein.

(c) Fees. In consideration of the Administrative Agent and the Lenders agreement hereunder, Borrower shall pay to Administrative Agent, for the benefit of the Lenders, on a pro rata basis based upon their Revolving Loan Commitments, a waiver fee in the amount of 1% of the Revolving Loan Commitment, which shall be deemed fully earned and non-refundable on the date hereof.

(d) Grant of Additional Collateral.  In consideration of Administrative Agent and Lenders agreements hereunder, on the date hereof, and at all times thereafter, (i) Borrower and each of its Subsidiaries agree to grant to Administrative Agent, for the benefit of Lenders, a Lien on all assets and other personal property (including, without limitation, accounts receivable, inventory and equipment) owned by Borrower and each Subsidiary of Borrower (other than Gallina) pursuant to a Security Agreement, (ii) each Subsidiary of Borrower whose Equity Interests are not pledged to Administrative Agent pursuant to a Pledge Agreement shall cause the owner of its Equity Interests to pledge such Equity Interests (as to Pilgrim’s Pride, LLC, it shall not be required to pledge its interest in Borrower) to Administrative Agent, for the benefit of Lenders, in each case, pursuant to documentation, in form and substance satisfactory to Administrative Agent and the Lenders (collectively, together with the Real Property Collateral (as defined below) the “Additional Collateral”, together with the collateral currently existing under the Pledge Agreements, the “Collateral”) and (iii) Pilgrim’s Pride, LLC, POPPSA 3, LLC and POPPSA 4, LLC agree to execute a Guarantor Accession Agreement.  Within ten (10) Business Days after the date hereof, Borrower and each of its Subsidiaries agree to grant to Administrative Agent, for the benefit of Lenders, a Lien on certain real property owned by Borrower or its Subsidiaries identified by Administrative Agent to Borrower on or before December 1, 2008, and, at any time after the date hereof, subject to the Filing Fee Cap,  within a reasonable period of time after written request from Administrative Agent, Borrower and its Subsidiaries agree to grant to Administrative Agent, for the benefit of Lenders, a Lien on any other real property owned by Borrower or its Subsidiaries (collectively, the “Real Property Collateral”).  Notwithstanding anything in this Section 3(d) to the contrary, Borrower shall not be required to pay any Perfection Expenses in connection therewith on or after such time as the aggregate amount of the Perfection Expenses exceed an amount equal to US$1,000,000 (“Filing Fee Cap”).  For the purposes of this Section 3(d), “Perfection Expenses” shall mean any filing costs, recording costs, notary costs or taxes incurred in recording or perfecting a Lien on any Additional Collateral in favor of Administrative Agent; provided, however, that Perfection Expenses shall not include attorneys fees.  Notwithstanding anything to the contrary herein or in the Loan Documents, any Perfection Expenses in excess of the Filing Fee Cap shall be borne by Administrative Agent.

(e) Cash Flow Forecast.  During the Waiver Period, Borrower hereby agrees to deliver to Administrative Agent on Friday of each week, a rolling 13 week cash flow forecast (the “Cash Flow Forecast”) for Borrower and its Subsidiaries, which Cash Flow Forecast shall be in form and substance satisfactory to Administrative Agent.

(f) Trade Credit with Parent.  During the Wavier Period, Borrower and Parent hereby covenant to maintain trade credit between Parent and Borrower consistent with past practices and in the ordinary course of business to the extent the same is permitted under the DIP Loan Agreement.

4. Conditions Precedent to Effectiveness of Agreement.  This Agreement shall not be effective unless and until each of the following conditions shall have occurred:

(a) Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that all corporate proceedings of the Borrower necessary to authorize the transactions contemplated by this Agreement have been taken and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent;

(b) Borrower shall have paid the Administrative Agent all of Administrative Agent’s costs and expenses (including Administrative Agent’s reasonable attorney’s fees) incurred prior to or in connection with the preparation of this Agreement or related to Borrower or Parent;

(c) Administrative Agent shall have received a copy of all written agreements between Parent and Borrower (or its Subsidiaries) relating to any intercompany financing and/or purchasing of goods and services by Parent for Borrower or its Subsidiaries;

(d) Borrower and its Subsidiaries shall have each executed a Security Agreement in favor of Administrative Agent;

(e) Borrower and its Subsidiaries shall have executed a Pledge Agreement pledging the equity in their Subsidiaries in favor of Administrative Agent; and

(f) Pilgrim’s Pride, LLC, POPPSA 3, LLC and POPPSA, 4, LLC shall have executed a Guarantor Accession Agreement.

5. Representations and Warranties.  Borrower hereby represents and warrants to Administrative Agent, for the benefit of the Lenders, as follows:

(a) Recitals.  The Recitals in this Agreement are true and correct with respect to the Loan Parties in all material respects.

(b) Incorporation of Representations.  All representations and warranties of Borrower and the Guarantors in the Credit Agreement are incorporated herein in full by this reference and are true and correct, in all material respects, as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(c) Power; Authorization.  Each of the Borrower and Guarantors has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by Borrower and Guarantors.

(d) Enforceability.  This Agreement is the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(e) No Violation.  Borrower’s and each Guarantors’ execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which Borrower or such Guarantor is subject; (ii) conflict with or result in a breach of Borrower’s or such Guarantors’ organizational documents or any agreement or instrument to which Borrower or any Guarantor is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower or such Guarantor, whether now owned or hereafter acquired, other than liens in favor of Administrative Agent, for the benefit of the Lenders, or as permitted by the Credit Agreement.

(f) Obligations Absolute.  The obligation of Borrower to repay the Loans and the other Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

(g) Full Opportunity for Review; No Undue Influence.  This Agreement was reviewed by each of Borrower and Guarantors which acknowledges and agrees that each of Borrower and Guarantors (i) understands fully the terms of this Agreement and the consequences of the issuance hereof; (ii) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with, such attorneys and other persons as Borrower may wish; and (iii) has entered into this Agreement of its own free will and accord and without threat or duress.  This Agreement and all information furnished to Administrative Agent and the Lenders is made and furnished in good faith, for value and valuable consideration.  This Agreement has not been made or induced by any fraud, duress or undue influence exercised by Lenders or Administrative Agent or any other person.

(h) No Other Defaults.  As of the date hereof, no Event of Default (other than the Credit Events) exists under the Credit Agreement, or any of the Loan Documents and each of Borrower and the Guarantors is in full compliance with all covenants and agreements contained therein, as amended hereby.

6. Default.  Each of the following shall constitute a “Waiver Default” hereunder:

(a) Borrower shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor (other than the Parent) under any Bankruptcy Law, or Borrower or any Guarantor (other than the Parent) shall make any offer or agreement of settlement, extension or compromise to or with such person’s unsecured creditors generally; or

(b) any representation or warranty of Borrower or any Guarantor contained in this Agreement proves to have been false or misleading in any material respect when made or furnished (or reaffirmed in connection with any Loan); or

(c) Borrower or any Guarantor shall fail to keep or perform any of the covenants or agreements contained herein (including, without limitation, the terms and conditions of Section 3(d)); or

(d) Borrower or any Guarantor shall fail to keep or perform any of the covenants or agreements contained in the Credit Agreement, or the Loan Documents (other than the Credit Events), subject to the applicable cure or grace periods, if any, provided therein; or

(e) the existence of any Event of Default (other than the Credit Events) under the Credit Agreement; or

(f) the occurrence of an event of default under the DIP Loan Agreement or the Replacement Loan Facility that has not been cured after the delivery of all required notices and the expiration of any applicable period of grace.

7. Conditional Permanent Waiver; Effect and Construction of Agreement.  Upon the Waiver Termination Date, if a Bankruptcy Filing has occurred but no Waiver Default has occurred, Administrative Agent and the Lenders hereby permanently waive any Events of Default that occurred as a result of the Credit Events as long as Parent’s obligations, for claims before, during and after the Bankruptcy Filing, under the Parent Guaranty are not discharged in any Bankruptcy Filing.  Except as expressly provided herein, the Credit Agreement and the Loan Documents are hereby ratified and confirmed and shall be and shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to: (i) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (ii) waive or impair any rights, powers or remedies of Administrative Agent or the Lender under the Credit Agreement or the Loan Documents upon termination of the Waiver Period; (iii) constitute an agreement by Administrative Agent or the Lenders or require Administrative Agent or the Lenders to extend the Waiver Period, or grant additional waiver periods, or extend the term of the Credit Agreement or the time for payment of any of the Obligations; or (iv) make any Loans or other extensions of credit to Borrower.  In the event of any inconsistency between the terms of this Agreement and the Credit Agreement or the Loan Documents, this Agreement shall govern. Borrower and Guarantors acknowledge that they have consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

8. Expenses. Borrower and Guarantors agree to pay all reasonable out-of-pocket costs, fees and expenses of Administrative Agent, Lenders and Administrative Agent’s and Lenders’ attorneys incurred in connection with the negotiation, preparation, administration and enforcement of, and the preservation of any rights under, this Agreement and/or the Loan Documents, and the transactions and other matters contemplated hereby and thereby, including, but not limited to, Perfection Expenses and the out-of-pocket fees, costs and expenses incurred by Administrative Agent and Lenders in the employment of auditors and/or consultants to perform work on Lenders’ behalf to audit, appraise, monitor and otherwise review any and all portions of the assets of Borrower of its Subsidiaries (subject to the Filing Fee Cap, as applicable).

9. Miscellaneous.

(a) Further Assurances.  Borrower and Guarantors agree to execute such other and further documents and instruments as Administrative Agent may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Credit Agreement and the Loan Documents.

(b) Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

(c) Integration.  This Agreement, together with the Credit Agreement and the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.  In entering into this Agreement, each of Borrower and Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Administrative Agent or any Lender or any employee or agent of the Administrative Agent or any Lender, except for the agreements of Administrative Agent or any Lender set forth herein.

(d) Severability.  The provisions of this Agreement are intended to be severable.  If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(e) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to the choice of law principles of such state.

(f) Counterparts; Telecopied Signatures.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(g) Notices.  Any notices with respect to this Agreement shall be given in the manner provided for in Section 10.06 of the Credit Agreement.

(h) Survival.  All representations, warranties, covenants, agreements, undertakings, waivers and releases of Borrower and Guarantors contained herein shall survive the termination of the Waiver Period and payment in full of the Obligations.

(i) Amendment.  No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

(j) No Limitation on Administrative Agent. Nothing in this Agreement shall be deemed in any way to limit or restrict any of Administrative Agent’s and Lenders’ rights to seek in a bankruptcy court or any other court of competent jurisdiction, any relief Administrative Agent may deem appropriate in the event that a voluntary or involuntary petition under any Bankruptcy Law is filed by or against Borrower

10. Ratification of Liens and Security Interest.  Borrower and each Guarantor hereby acknowledge and agree that the liens and security interests of the Credit Agreement and the Loan Documents are valid, subsisting, perfected and enforceable liens and security interests and are superior to all liens and security interests other than Liens permitted under Section 6.7 of the Credit Agreement.

11. No Commitment.  Borrower and Guarantors agree that Administrative Agent and Lenders have made no commitment or other agreement regarding the Credit Agreement or the Loan Documents, except as expressly set forth in this Agreement.  Borrower and Guarantors warrant and represent that Borrower and Guarantors will not rely on any commitment, further agreement to waive or other agreement on the part of Administrative Agent or Lenders unless such commitment or agreement is in writing and signed by Administrative Agent and Lenders.

12. RELEASE.  FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE AGENT AND MAJORITY LENDERS IN THIS AGREEMENT, THE BORROWER AND GUARANTORS HEREBY RELEASE THE ADMINISTRATIVE AGENT AND EACH LENDER, THEIR RESPECTIVE CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH BORROWER OR GUARANTOR HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE ARISING IN ANY WAY OUT OF THE EXISTING FINANCING ARRANGEMENTS AMONG THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND/OR THE LENDERS IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, OR THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.  THE BORROWER AND GUARANTORS FURTHER ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, THEY, JOINTLY OR SEVERALLY, DO NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH SUCH BORROWER OR GUARANTOR HEREBY EXPRESSLY WAIVES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AVÍCOLA PILGRIM’S PRIDE DE MÉXICO, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

PILGRIM’S PRIDE CORPORATION, a Delaware corporation

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

INCUBADORA HIDALGO, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

PILGRIM’S PRIDE, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

INMOBLIARIA AVÍCOLA PILGRIM’S PRIDE,  S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

SERVICIOS ADMINISTRATIVOS PILGRIM’S PRIDE, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                                  Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

GRUPO PILGRIM’S PRIDE FUNDING HOLDINGS, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

COMERCIALIZADORA DE CARNES DE MÉXICO, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:     /s/ Richard A. Cogdill
  Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

GRUPO PILGRIM’S PRIDE FUNDING, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:     /s/ Richard A. Cogdill
Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

OPERADORA DE PRODUCTOS AVÍCOLAS, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

CARNES Y PRODUCTOS AVICOLAS de MEXICO, S. de R.L. de C.V.

a Sociedad de Responsabilidad Limitada de Capital Variable

By:     /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  Attorney-in-Fact

POPPSA 3, LLC

By:      /s/ Richard A. Cogdill
                   Name:  Richard A. Cogdill
                               Title:  CFO, Secretary and Treasurer

POPPSA 4, LLC

By:    /s/ Richard A. Cogdill
                              Name:  Richard A. Cogdill
                              Title:  CFO, Secretary and Treasurer

PILGRIM’S PRIDE, LLC

By:    /s/ Richard A. Cogdill
                                 Name:  Richard A. Cogdill
                                 Title:  CFO, Secretary and Treasurer

ING CAPITAL LLC,

as Administrative Agent and Sole Lead Arranger

By:    /s/ William B. Redmond
                              Name:  William B. Redmond
                                  Title:  Managing Director

ING BANK N.V., acting through its Curaçao Branch

By:     /s/ Maricella Bonafacio
                                   Name:  Maricella Bonafacio
                           Title:  Head Transaction Processing

By:      /s/ A. C. Maduro
   Name:  A. C. Maduro
   Title:  Risk Manager